Exhibit 99.1
AdCare Health Systems Reports Continued Progress for Fourth Quarter and Full Year 2013
Revenue Increases 14.8% for Full Year 2013 and 4.6% for the Fourth Quarter;
Full Year EBITDAR Increases 11.9% to $19.4 Million

ATLANTA, GA, March 28, 2014-AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PA) a leading long-term care provider, reported results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

•	Revenues were $55.6 million, up 4.6% compared to $53.1 million in the year-ago period.

•	Adjusted EBITDAR was $5.3 million, up 105.7% compared to $2.6 million in the prior-year fourth quarter (see “Use of Non-GAAP Financial Information,” below for more information).

•	AdCare generated $2.5 million in cash flow from operations.

•
Board of Directors declared a quarterly cash dividend payment of $0.68 per share on the Company's 10.875% Series A Preferred Stock which was paid on December 31, 2013 to holders of record at the close of business on December 20, 2013.

Full Year 2013 Financial Highlights

•	Revenues were up 14.8% to $222.9 million from $194.1 million in the year-ago period.

•	Adjusted EBITDAR was $19.4 million, an increase of 11.9% compared to $17.4 million in the prior year (see “Use of Non-GAAP Financial Information,” below for more information).

•
AdCare’s full-year financial results included a non-cash derivative gain of $3.0 million compared to a $1.7 million loss in the prior year (see, "About the Derivative Liability," below for more information) along with approximately $2.4 million in expenses related to the audit committee review and inquiry.

Key Financial Metrics ($ in thousands)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Revenue	$41,647	$46,514	$52,786	$53,129	$194,077	$55,802	$56,010	$55,477	$55,558	$222,847
% growth - sequential	11.8%	11.7%	13.5%	0.6%	53.9%	5.0%	0.4%	(1.0)%	0.1%	14.8%
% growth - y/y	n/a	n/a	n/a	42.6%	53.9%	34.0%	20.4%	5.1%	4.6%	14.8%

Cost of Services	$34,367	$36,122	$44,105	$46,106	$160,700	$47,203	$47,046	$45,677	$45,687	$185,162
% of patient care revenue	83.6%	78.5%	84.5%	87.6%	83.7%	85.4%	84.7%	83.1%	83.1%	84.1%

Adjusted EBITDAR	$3,517	$6,279	$4,994	$2,579	$17,369	$3,932	$4,749	$5,403	$5,307	$19,391
% of total revenue	8.4%	13.5%	9.5%	4.9%	8.9%	7.0%	8.5%	9.7%	9.6%	8.7%

“We posted steady revenue growth in 2013 as we continue to build momentum from our efforts to expand our portfolio and certain enhancement programs within all of our facilities,” said Boyd Gentry, AdCare’s president and chief executive officer. “We continue to make incremental, measurable progress in our efforts to improve operations and overall efficiency, as evidenced by a 105.7% year-over-year improvement in Adjusted EBITDAR. Our focus is on growing occupancy rates, and doing so with the optimal mix of patients. We will achieve this goal by working closely with regional hospitals and deploying new programs that meet the changing needs of these hospitals. This strategy fully supports our existing model, with facilities clustered in key markets enabling us to use regionalized support staff to improve efficiencies. The end result of this strategy should be an optimization of our existing infrastructure, and greater visibility into our future revenues.”

Q4 and 2013 Full Year Summary of Financial Results
Revenues in the fourth quarter of 2013 were $55.6 million, up 4.6% from $53.1 million in the prior year quarter. Revenue for the full year 2013 increased by 14.8% to $222.9 million from $194.1 million in 2012.

The net loss attributable to AdCare common shareholders in the fourth quarter of 2013 totaled $3.7 million or $(0.24) per basic and diluted share, compared to a net loss of $0.1 million, or $(0.01) per basic and diluted share, in the same year-ago quarter. Several non-recurring and non-operational expenses impacted the net loss for both periods, including:

Q4 2013

•	A $799,000 goodwill impairment charge related to a facility acquired in 2012

•	An $829,000 non-cash derivative gain

•	$91,000 in non-recurring expense related to the Company’s reincorporation in Georgia

•	$102,000 in non-recurring expense related to the audit committee’s investigation

•	$202,000 related to the Company’s annual shareholder meeting

Q4 2012

•	A $0.4 million non-cash derivative loss

•	A $6.7 million net gain on sale of four Ohio assisted living facilities

For the full year 2013, the net loss attributable to AdCare common stockholders was $14.1 million or ($0.94) per basic and diluted share, versus a net loss of $7.0 million or $(0.50) per basic and diluted share in 2012.

“Quarterly cost of services declined to 83.1% of revenues in the fourth quarter of 2013 compared to 87.6% of revenues in the prior year quarter due to our cost containment efforts,” commented Ronald Fleming, AdCare’s chief financial officer. “In addition, the costs related to the audit committee review, as well as the fluctuations from the derivative, are now behind us, resulting in a simpler financial profile going forward.”

Adjusted EBITDAR from continuing operations in the fourth quarter of 2013 totaled $5.3 million, a more than two-fold increase compared to $2.6 million in the fourth quarter of 2012. Adjusted EBITDAR from continuing operations for the full year 2013 totaled $19.4 million compared to $17.3 million for the full year 2012 (see “Use of Non-GAAP Financial Information,” below for the definition of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations, each, non-GAAP financial measures, as well as an important discussion about the use of these measures and their reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

Outlook
Management provided its outlook for fiscal 2014. This guidance is based on current expectations, and is subject to change. Currently, management expects:

•
Revenue of $225 million to $250 million, representing 3% to 12% growth compared to fiscal 2013. This is inclusive of the impact of lower revenues due to the Company exiting non-core facilities which AdCare manages but does not own.

•	Year-over-year improvement in gross profit, operating income, and EBITDAR in actual dollars and as a percent of sales.

Conference Call and Webcast
AdCare will hold a conference call to discuss its fourth quarter and 2013 full year financial results on Friday, March 28, 2014 at 10 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

•

•	Date and time: Friday, March 28, 2014 at 10 a.m. ET

•	Dial-in number: 1-877-941-1427 (domestic) or 1-480-629-9664 (international)

•	Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 4649187 to access the replay. The replay will be available until April 28, 2014.

•	Webcast link: www.adcarehealth.com or http://public.viavid.com/index.php?id=108329

•
Slides: Management will provide slides to accompany the prepared comments. Slides will be available on the webcast, or can be downloaded in the investor relations section of AdCare’s website at www.adcarehealth.com.

About the Derivative Liability
The derivative liability is the result of the Company issuing subordinated convertible promissory notes in 2010 that include an anti-dilution provision referred to as a “ratchet” provision. The derivative liability is a non-cash item. The notes are convertible into shares of common stock of the Company at a current conversion price of $3.73 that is subject to future reductions if the Company issues equity instruments at a lower price (the “ratchet” provision). Because there is no minimum conversion price, an indeterminate number of shares may be issued in the future. Accordingly, the Company determined an embedded derivative existed that was required to be bifurcated from the subordinated convertible promissory notes and accounted for separately as a derivative liability recorded at fair value. Pursuant to GAAP, the Company estimates the fair value of the derivative liability using the Black-Scholes Merton option-pricing model with changes in fair value being reported in the condensed consolidated statement of operations.

These notes , which had an original maturity date of October 26, 2013, were extended to August 29, 2014 and the anti-dilution provision was eliminated so there will not be a derivative gain or loss recorded after Q4 13. At maturity, the Company will be required to redeem the notes for cash (unless they are earlier converted into common stock at the option of the holder). If the notes are converted, to common stock, the debt will be extinguished, the current fair market value of the common stock will be reflected as common stock and additional paid-in capital, and there may be a resulting gain or loss on the debt extinguishment.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a recognized provider of senior living and health care facility management. AdCare owns and manages, long-term care facilities and retirement communities, and since the Company’s inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements regarding drivers of operational growth; (ii) statements regarding expense reductions and expense run-rate; (iii) statements regarding improvements in the admissions process; (iv) statements regarding financial and operational improvements; and (v) statements regarding the Company’s current plans to issue equity instruments. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, AdCare’s ability to refinance its current debt on more favorable terms, AdCare’s ability to expand its borrowing arrangement with certain existing lenders, AdCare’s ability to raise equity capital, AdCare’s ability to improve operating results, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.
References to the consolidated Company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the Company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines: (i) “Adjusted EBITDA from continuing operations “ as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss and other non-routine adjustments.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges and other non-routine adjustments.

The Company believes these measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.

Company Contacts                Investor Relations
Boyd Gentry, CEO                Brett Maas, Managing Partner
AdCare Health Systems, Inc.            Hayden IR
Tel (678) 869-5116                Tel (646) 536-7331
info@adcarehealth.com            brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Patient care revenues	$54,990	$52,611	$220,750	$191,921
Management revenues	568	519	2,097	2,156
Total revenues	55,558	53,129	222,847	194,077

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	45,687	46,106	185,612	160,700
General and administrative expense	5,016	4,800	19,032	17,005
Audit committee investigation expense	102	—	2,386	—
Facility rent expense	1,772	1,790	7,028	7,068
Depreciation and amortization	2,513	1,930	7,940	6,538
Salary retirement and continuation costs	—	5	154	43
Total expenses	55,089	54,631	222,152	191,354

Income from Operations	469	(1,502)	695	2,723

Other Income (Expense):
Interest expense, net	(3,025)	(3,618)	(12,888)	(12,687)
Acquisition costs, net of gains	45	(802)	(562)	(1,962)
Derivative gain (loss)	829	(399)	3,006	(1,741)
(Loss) gain on extinguishment of debt	(77)	—	(109)	500
Loss on impairment	(799)	—	(799)	—
(Loss) gain on disposal of assets	—	—	(10)	2
Other (expense) income	(321)	134	(306)	(124)
Total other expense, net	(3,348)	(4,685)	(11,668)	(16,012)

Loss from Continuing Operations Before Income Taxes	(2,879)	(6,187)	(10,973)	(13,289)
Income tax benefit (expense)	(118)	35	(142)	(97)
Loss from Continuing Operations	(2,997)	(6,152)	(11,115)	(13,386)

(Loss) Income from Discontinued Operations, Net of Tax	(258)	6,009	(2,248)	5,846
Net Loss	(3,255)	(143)	(13,363)	(7,540)

Net Loss Attributable to Noncontrolling Interests	168	236	796	656
Net Loss Attributable to AdCare Health Systems, Inc.	(3,087)	93	(12,567)	(6,884)

Preferred stock dividend	(646)	(156)	(1,564)	(156)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(3,733)	$(62)	$(14,131)	$(7,040)

Net (loss) income per Common Share attributable to AdCare Health Systems, Inc.
Common Stockholders -
Basic:
Continuing Operations	$(0.22)	$(0.43)	$(0.79)	$(0.92)
Discontinued Operations	(0.02)	0.42	(0.15)	0.42
	$(0.24)	$(0.01)	$(0.94)	$(0.50)

Diluted:
Continuing Operations	$(0.22)	$(0.43)	$(0.79)	$(0.92)
Discontinued Operations	(0.02)	0.42	(0.15)	0.42
	$(0.24)	$(0.01)	$(0.94)	$(0.50)

Weighted Average Common Shares Outstanding:
Basic	15,746	14,215	15,044	14,033
Diluted	15,746	14,215	15,044	14,033

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,374	$15,937
Restricted cash and investments	3,801	1,742
Accounts receivable, net of allowance of $4,989 and $3,729	23,598	26,832
Prepaid expenses and other	483	489
Assets of disposal group held for sale	400	6,159
Assets of disposal group held for use	—	778
Assets of variable interest entity held for sale	5,945	—
Total current assets	53,601	51,937

Restricted cash and investments	11,606	7,215
Property and equipment, net	143,368	151,007
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	4,889	6,123
Goodwill	4,224	5,023
Lease deposits	1,715	1,720
Deferred loan costs, net	4,542	6,137
Other assets	12	3,611
Total assets	$226,428	$235,244

LIABILITIES AND EQUITY
Current liabilities:
Current portion of notes payable and other debt	$12,027	$6,941
Current portion of convertible debt, net of discounts	11,389	10,948
Revolving credit facilities and lines of credit	2,738	1,498
Accounts payable	23,783	19,503
Accrued expenses	13,264	14,525
Liabilities of disposal group held for sale	—	3,662
Liabilities of variable interest entity held for sale	6,034	—
Total current liabilities	69,235	57,077
Notes payable and other debt, net of current portion:
Senior debt	107,858	112,160
Bonds, net of discounts	6,996	16,088
Revolving credit facilities	5,765	7,706
Convertible debt, net of discounts	7,500	12,009
Other debt	—	864
Derivative liability	—	3,630
Other liabilities	1,589	1,394
Deferred tax liability	191	104
Total liabilities	199,134	211,032
Commitments and contingency
Preferred stock, no par value; 5,000 and 1,000 shares authorized; 950 and 450 shares issued and outstanding, redemption amount $23,750 and $11,250 at December 31, 2013 and 2012, respectively	20,442	9,159
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 and 29,000 shares authorized; 16,016 and 14,659 shares issued and outstanding at December 31, 2013 and 2012, respectively	48,370	41,644
Accumulated deficit	(39,884)	(25,753)
Total stockholders’ equity	8,486	15,891
Noncontrolling interest in subsidiaries	(1,634)	(838)
Total equity	6,852	15,053
Total liabilities and equity	$226,428	$235,244

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
TRAILING SIX QUARTERS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013
Revenues:
Patient care revenues	$52,198	$52,611	$55,292	$55,512	$54,956	$54,990
Management revenues	588	519	510	498	521	568
Total revenues	52,786	53,129	55,802	56,010	55,477	55,558

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	44,105	46,106	47,203	47,046	45,677	45,687
General and administrative expense	3,957	4,800	4,928	4,505	4,583	5,016
Audit committee investigation expense	—	—	1,134	848	302	102
Facility rent expense	1,775	1,790	1,737	1,758	1,761	1,772
Depreciation and amortization	1,717	1,930	1,759	1,823	1,844	2,513
Salary retirement and continuation costs	38	5	—	149	5	—
Total expenses	51,592	54,631	56,761	56,129	54,172	55,089

Income (Loss) from Operations	1,195	(1,502)	(959)	(119)	1,304	469

Other Income (Expense):
Interest expense, net	(3,561)	(3,618)	(3,302)	(3,221)	(3,341)	(3,025)
Acquisition costs, net of gains	(342)	(802)	(97)	(477)	(33)	45
Derivative gain (loss)	(2,105)	(399)	2,136	(1,947)	1,989	829
Gain (loss) on extinguishment of debt	500	—	(2)	(25)	(6)	(77)
Loss on impairment	—	—	—	—	—	(799)
Loss on disposal of assets	—	—	—	(4)	(6)	—
Other income (expense)	(229)	134	—	—	15	(321)
Total other expense, net	(5,737)	(4,685)	(1,264)	(5,675)	(1,381)	(3,348)

Loss from Continuing Operations Before Income Taxes	(4,542)	(6,187)	(2,223)	(5,794)	(77)	(2,879)
Income tax benefit (expense)	(112)	35	(78)	—	54	(118)
Loss from Continuing Operations	(4,654)	(6,152)	(2,301)	(5,794)	(23)	(2,997)

Income (Loss) Income from Discontinued Operations, Net of Tax	14	6,009	(449)	(1,151)	(390)	(258)
Net Loss	(4,641)	(143)	(2,750)	(6,945)	(413)	(3,255)

Net Loss Attributable to Noncontrolling Interests	134	236	192	241	195	168
Net Loss Attributable to AdCare Health Systems, Inc.	(4,507)	94	(2,557)	(6,704)	(218)	(3,087)

Preferred stock dividend	—	(156)	(306)	(306)	(306)	(646)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(4,506)	$(62)	$(2,863)	$(7,010)	$(524)	$(3,733)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013
Net loss	$(4,641)	$(143)	$(2,750)	$(6,945)	$(413)	$(3,255)
Impact of discontinued operations	(14)	(6,009)	449	1,151	390	258
Net loss from continuing operations	(4,654)	(6,152)	(2,301)	(5,794)	(23)	(2,997)
Interest expense, net	3,561	3,618	3,302	3,221	3,341	3,025
Income tax expense (benefit)	112	(35)	78	—	(54)	118
Amortization of stock based compensation	269	356	260	291	186	360
Depreciation and amortization	1,717	1,930	1,759	1,823	1,844	2,513
Acquisition costs, net of gain	342	802	97	477	33	(45)
Derivative (gain) loss	2,105	399	(2,136)	1,947	(1,989)	(829)
(Gain) loss on extinguishment of debt	(500)	—	2	25	6	77
Loss on impairment - Goodwill	—	—	—	—	—	799
Loss on disposal of assets	—	—	—	4	6	—
Audit committee investigation expense	—	—	1,134	848	302	102
Reincorporation - Georgia	—	—	—	—	—	91
Other expense (income)	229	(134)	—	—	(15)	321
Salary retirement and continuation costs	38	5	—	149	5	—
Adjusted EBITDA from continuing operations	3,219	789	2,195	2,991	3,642	3,535
Facility rent expense	1,775	1,790	1,737	1,758	1,761	1,772
Adjusted EBITDAR from continuing operations	$4,994	$2,579	$3,932	$4,749	$5,403	$5,307

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTARY SCHEDULES
(Unaudited)

	2012					2013

End of Period Data	Q1	Q2	Q3	Q4	12 Mo. YTD	Q1	Q2	Q3	Q4	12 Mo. YTD

Number of Facilities
SNF
Owned	17	18	21	24	24	24	24	24	24	24
Leased	9	9	9	9	9	9	9	9	9	9
Managed	10	10	10	10	10	10	10	10	10	10
ALF
Owned	2	2	2	2	2	2	2	2	2	2
IL
Managed	1	1	1	1	1	1	1	1	1	1
Total	39	40	43	46	46	46	46	46	46	46

Number of Operational Beds
SNF
Owned	1,870	1,947	2,311	2,579	2,579	2,579	2,579	2,579	2,579	2,579
Leased	1,090	1,090	1,090	1,090	1,090	1,090	1,090	1,090	1,090	1,090
Managed	813	813	813	813	813	813	813	813	813	813
ALF
Owned	112	112	112	112	112	112	112	112	112	112
IL
Managed	83	83	83	83	83	83	83	83	83	83
Total at Period End	3,968	4,045	4,409	4,677	4,677	4,677	4,677	4,677	4,677	4,677
Total Weighted Average (d)	2,638	3,097	3,453	3,513	3,177	3,781	3,781	3,781	3,781	3,781

SNF + ALF % Owned	64.5%	65.4%	69.0%	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%
SNF + ALF % Leased	35.5%	34.6%	31.0%	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%

Revenue Mix % (b)
Skilled (c)	31.4%	30.2%	27.0%	30.7%	29.7%	32.6%	31.7%	29.0%	29.0%	30.6%
Medicaid	53.3%	54.0%	57.0%	53.4%	54.5%	52.1%	53.3%	53.8%	53.4%	53.1%
Private + Other	15.3%	15.7%	16.0%	15.9%	15.8%	15.4%	15.0%	17.2%	17.6%	16.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Patient Days (b)
Skilled (c)	29,814	31,601	32,169	37,150	130,734	40,794	40,360	35,828	35,516	152,498
Medicaid	140,265	154,704	177,601	173,813	646,383	178,768	185,292	188,268	184,626	736,954
Private + Other	31,104	34,115	39,102	40,133	144,454	41,082	39,934	43,431	46,887	171,334
Total	201,183	220,420	248,872	251,096	921,571	260,644	265,586	267,527	267,029	1,060,786

Patient Day Mix % (a)
Skilled (c)	15.5%	14.9%	13.4%	15.3%	14.7%	16.2%	15.7%	13.8%	13.8%	14.9%
Medicaid	71.9%	72.3%	73.2%	71.1%	72.1%	70.3%	71.5%	72.0%	71.0%	71.2%
Private + Other	12.6%	12.8%	13.4%	13.6%	13.2%	13.5%	12.8%	14.1%	15.2%	13.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue Rates Per Patient Day (a)
Skilled (c)	$432.82	$439.89	$437.38	$434.83	$436.22	$441.70	$436.07	$444.92	$448.81	$442.62
Medicaid	$157.12	$161.35	$168.17	$162.11	$162.52	$161.59	$160.18	$157.66	$159.51	$159.71
Private + Other	$174.23	$172.33	$167.69	$174.73	$172.12	$176.48	$175.86	$176.17	$176.92	$176.38
Weighted Average Total	$210.09	$213.88	$214.26	$214.10	$213.22	$216.58	$213.46	$209.61	$210.52	$212.52

Average Daily Census (b)
Skilled (c)	328	347	350	404	357	453	444	389	386	418
Medicaid	1,541	1,700	1,930	1,889	1,766	1,986	2,033	2,046	2,007	2,019
Private + Other	342	375	425	436	395	456	442	472	510	469
Total Average Daily Census	2,211	2,422	2,705	2,729	2,518	2,896	2,919	2,908	2,902	2,906

Occupancy (b)	83.8%	78.2%	78.4%	77.7%	79.3%	76.6%	77.2%	76.9%	76.8%	76.9%

(in '000)
Total Revenue (b)	$41,647	$46,514	$52,786	$53,129	$194,077	$55,802	$56,010	$55,477	$55,558	$222,847
Adjusted EBITDAR (b)	$3,517	$6,279	$4,994	$2,579	$17,369	$3,932	$4,750	$5,403	$5,307	$19,391
Adjusted EBITDA (b)	$1,758	$4,534	$3,219	$789	$10,301	$2,195	$2,991	$3,642	$3,535	$12,363

(a) Skilled Nursing Only - Excludes Managed Facilities
(b) AdCare Consolidated Incorporating Discontinued Operations for all periods presented
(c) Skilled is defined as Medicare A + Managed Care RUGS